                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Navigator Ventures, Inc., of our report dated January 26, 2001, relating to the December 31, 2000 financial statements of Navigator Ventures, Inc., which appears in such Prospectus.

/s/ Amisano Hanson
Amisano Hanson, C.P.A.

West Vancouver, B.C.
February 23, 2001